PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(B)(2)
(TO PROSPECTUS DATED JULY 10, 2002)                           FILE NO. 333-86336

                                  $500,000,000

                                 GILLETTE LOGO

                             GILLETTE CORENOTES(SM)
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE
                             ----------------------
     We plan to offer and sell, from time to time, notes with various terms, which will include the following:


- ranking as senior indebtedness
- stated maturities of 9 months or
  more from the date of issue                   - minimum denominations of $1,000
- redemption provisions, if                     and integral multiples of $1,000
  applicable, at our option or                  - interest at a fixed rate
  otherwise                                     - interest payable monthly,
- provisions permitting early                   quarterly, semiannually or annually
  repayment upon death of a                     - book-entry form through The
  beneficial owner and exercisable              Depository Trust Company
  by the estate, if applicable                  - payments in U.S. dollars

     We will specify the final terms of each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

     INVESTING IN THE NOTES INVOLVES RISK.  SEE "RISK FACTORS" ON PAGE S-7.
                             ----------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     We may sell notes to the purchasing agent as principal for resale at varying or fixed offering prices or through the purchasing agent using its reasonable efforts as agent on our behalf to solicit offers to purchase notes from us. If we sell all of the notes, we expect to receive aggregate net proceeds of between $487,500,000 and $499,000,000, after paying the purchasing agent's aggregate discounts and commissions of between $1,000,000 and $12,500,000. We also may sell the notes directly to investors without the assistance of the purchasing agent.
                             ----------------------
                              MERRILL LYNCH & CO.
                             ----------------------
           The date of this prospectus supplement is August 23, 2002.
----------
"CoreNotes(SM)" is a service mark of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                               PAGE
                       PROSPECTUS SUPPLEMENT
  ABOUT THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING
  PROSPECTUS AND PRICING SUPPLEMENTS........................    S-4
  SUMMARY...................................................    S-5
  RISK FACTORS..............................................    S-7
     There May Not Be Any Trading Market for the Notes......    S-7
     If the Notes are Redeemable, We May Redeem Them When
      Prevailing Interest Rates are Relatively Low..........    S-7
     Any Survivor's Option May Be Limited in Amount.........    S-7
     Our Credit Ratings May Not Reflect All Risks of an
      Investment in the Notes...............................    S-8
  DESCRIPTION OF THE NOTES..................................    S-9
     General................................................    S-9
     Maturity...............................................    S-9
     Payments of Principal and Interest.....................   S-10
     Interest...............................................   S-10
     Redemption at Our Option; No Sinking Fund..............   S-11
     Repayment Upon Exercise of Survivor's Option;
      Repurchases by Us.....................................   S-11
     Discount Notes.........................................   S-14
     Other/Additional Provisions............................   S-15
     Consolidation, Merger and Sale of Assets...............   S-15
     Book-Entry Notes.......................................   S-15
  MATERIAL UNITED STATES FEDERAL INCOME
  TAX CONSIDERATIONS........................................   S-16
     In General.............................................   S-16
     Tax Consequences to U.S. Holders.......................   S-17
     Tax Consequences to Non-U.S. Holders...................   S-21
  SUPPLEMENTAL PLAN OF DISTRIBUTION.........................   S-24
  LEGAL MATTERS.............................................   S-25
  ANNEX A...................................................    A-1

                            PROSPECTUS
  ABOUT THIS PROSPECTUS.....................................     ii
  NOTE REGARDING FORWARD-LOOKING STATEMENTS.................     ii
  WHERE YOU CAN FIND MORE INFORMATION.......................    iii
  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........    iii

                                                               PAGE
  THE COMPANY...............................................      1
     Our Business...........................................      1
     The Company............................................      1
     Selected Historical Consolidated Financial Data........      3
  RATIO OF EARNINGS TO FIXED CHARGES........................      6
  USE OF PROCEEDS...........................................      7
  DESCRIPTION OF DEBT SECURITIES............................      7
     General................................................      7
     Registration and Transfer..............................      9
     Payment and Place of Payment...........................      9
     Events of Default......................................     10
     Modification and Waiver................................     11
     Consolidation, Merger and Sale of Assets...............     12
     Regarding the Trustee..................................     12
     Defeasance.............................................     12
     Governing Law..........................................     12
  GLOBAL SECURITIES.........................................     13
     Book-Entry Issuance....................................     14
  PLAN OF DISTRIBUTION......................................     16
  VALIDITY OF SECURITIES....................................     17
  EXPERTS...................................................     17

                       ABOUT THIS PROSPECTUS SUPPLEMENT,
              THE ACCOMPANYING PROSPECTUS AND PRICING SUPPLEMENTS

     This prospectus supplement sets forth the terms of the notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement modifies the accompanying prospectus to the extent it contains information that is different from or additional to the information in that prospectus.

     Each time we offer and sell notes, you will receive a pricing supplement with this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will modify this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from or additional to the information contained in this prospectus supplement or the accompanying prospectus.

     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of notes, in making your decision to invest in the notes. You should also read and consider the information contained in the documents identified in "Where You Can Find More Information" in the accompanying prospectus.

     You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. We have not authorized anyone to provide you with information different than the information in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement. Neither we nor the purchasing agent is making an offer to sell the notes in any jurisdiction where the offer or sale of the notes is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement is accurate only as of its date or as of the date specified.

     Unless otherwise indicated, or unless the context requires otherwise, all references in this prospectus supplement to "Gillette", "we," "us," "our" or similar references mean The Gillette Company, and references in this prospectus supplement to the "purchasing agent" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                    SUMMARY

     This section outlines the legal and financial terms of the notes that are more fully described under "Description of the Notes" in this prospectus supplement and in the pricing supplement relating to the particular offering of notes. This summary may not contain all of the information that you should consider before investing in the notes. You should read the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in their entirety, including "Risk Factors" and the financial statements and related notes, before making an investment decision.

Issuer.....................  The Gillette Company.

Title......................  Gillette CoreNotes(SM), which we refer to as the notes.

Purchasing Agent...........  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Amount.....................  Up to $500,000,000 aggregate initial offering price, subject to increase without the consent of the holders of the notes.

Ranking....................  Senior notes, ranking equally with all of our other unsecured and unsubordinated indebtedness. The notes will not be secured or subordinated.

Denominations..............  $1,000 and integral multiples of $1,000.

Maturities.................  The notes will be due on a date nine months or more from the date of issue, as specified in the applicable pricing supplement.

Interest...................  Each note will bear interest from its date of issue at a fixed rate per annum, specified in the applicable pricing supplement, until the principal thereof is paid. Interest on each note will be payable either monthly, quarterly, semiannually, or annually on each interest payment date and at maturity or, if applicable, upon redemption or repayment, and will be computed on the basis of a 360-day year of twelve 30-day months.

Principal..................  The principal amount of each note will be payable at maturity, unless earlier redeemed or repaid, at the corporate trust office of the trustee or at such other office in The City of New York that we designate.

Redemption.................  Unless we specify otherwise in the applicable pricing supplement the notes will not be redeemable prior to maturity. Also, the notes will not be subject to any sinking fund.

Survivor's Option..........  Unless we specify otherwise in the applicable pricing supplement, the notes will be subject to repayment, if so requested, prior to maturity upon the death of a beneficial owner. The right to demand repayment in these circumstances is referred to herein as the "survivor's option," which is subject to limits, both individually and on an aggregate basis, on the permitted dollar amount of exercise in any calendar year. In addition, the survivor's option may not be exercised prior to the date that is six months after the date that the deceased owner acquired the note.

Form of Notes..............  The notes will be represented by global notes deposited with or on behalf of the depositary, The Depository Trust Company. The notes will be exchangeable for certificated notes in only limited circumstances described in "Global Securities" in the accompanying prospectus. The notes will be issued in registered form only.

Trustee....................  Bank One, N.A.

"CoreNotes(SM)" is a service mark of Merrill Lynch & Co., Inc.

                                  RISK FACTORS

     Your investment in the notes involves risk. In consultation with your own financial and legal advisers, you should carefully consider the following risks and the other information included or incorporated by reference in this prospectus supplement, the applicable pricing supplement and the accompanying prospectus, including the information under "Note Regarding Forward-Looking Statements" in the accompanying prospectus, before deciding that an investment in the notes is suitable for you. You should not purchase the notes unless you understand and can bear the investment risks of the notes.

THERE MAY NOT BE ANY TRADING MARKET FOR THE NOTES

     Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will ever develop or be maintained, if developed. In addition to our creditworthiness, many factors affect the trading market for the notes and their trading value. These factors include:

     - the method of calculating the principal and interest in respect of the notes,

     - the time remaining to the maturity of the notes,

     - the total outstanding amount of any particular series of notes or of the notes in total,

     - any redemption features of the notes, and

     - the level, direction and volatility of interest rates for securities like the notes and generally.

     You should also be aware that there may be a limited number of buyers if you decide to sell the notes. This may affect the price you receive for the notes or your ability to sell the notes at all.

IF THE NOTES ARE REDEEMABLE, WE MAY REDEEM THEM WHEN PREVAILING INTEREST RATES ARE RELATIVELY LOW

     If the applicable pricing supplement provides that the notes are redeemable at our option, we may choose to redeem the notes on the dates indicated in the pricing supplement. If the applicable pricing supplement provides that the notes are subject to mandatory redemption or otherwise at the option of the holder, we also may be required to redeem the notes from time to time. In the event that prevailing interest rates are relatively low when we choose or are required to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed. Our ability to redeem the notes before the maturity date may affect the market value of the notes at any time when potential purchasers believe we are likely to redeem notes.

ANY SURVIVOR'S OPTION MAY BE LIMITED IN AMOUNT

     We will have a discretionary right to limit the aggregate principal amount of notes that we may be required to repay in any calendar year upon all exercises of survivor's options to an amount equal to the greater of (i) $2,000,000 and (ii) 2% of the outstanding principal amount of all notes outstanding as of the end of the most recent calendar year. We also will have the discretionary right to limit the aggregate principal amount of notes that we may be required to repay upon all exercises of survivor's options in any calendar year with respect to any individual deceased beneficial owner of a note to $250,000. Accordingly, in any single calendar year, the authorized representative of the estate of a deceased beneficial owner may not be able to exercise the survivor's option either at all or for the full desired amount.

OUR CREDIT RATINGS MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES

     The credit ratings of the program under which the notes are offered may not reflect the potential impact of all risks related to any trading market for the notes or their trading value. In addition, changes or anticipated changes in our credit ratings generally will affect any trading market for the notes or their trading value.

                            DESCRIPTION OF THE NOTES

     The notes we are offering under this prospectus supplement constitute a series of debt securities for purposes of the indenture dated as of April 11, 2002 between us and Bank One, N.A., as trustee, as supplemented by a second supplemental indenture dated as of August 23, 2002 relating to the notes. When we use the term "indenture" in this prospectus supplement and in any pricing supplement, we mean both the indenture and the second supplemental indenture. The notes will rank equally in all respects with all debt securities issued under the indenture. For a description of the indenture and the rights of the holders of debt securities under the indenture, including the notes, see "Description of Debt Securities" in the accompanying prospectus.

     The following description of the notes will apply to each note offered under this prospectus supplement unless the applicable pricing supplement states otherwise. The description of the terms and conditions of the notes supplements, and to the extent inconsistent with, modifies, the description of the general terms of the debt securities described in the accompanying prospectus. The term "debt securities" as used in this prospectus supplement and the accompanying prospectus refers to all debt securities, including the notes, issued and issuable from time to time under the indenture.

GENERAL

     The notes will be unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The notes offered under this prospectus supplement are currently limited to up to $500,000,000 aggregate initial offering price. However, the $500,000,000 aggregate initial offering price of notes offered hereby may be reduced by our sale of other debt securities referred to in the accompanying prospectus. Also, we may offer less than the $500,000,000 aggregate initial offering price of notes currently provided for in this prospectus supplement.

     The indenture does not limit the aggregate amount of notes or other debt securities that we may issue. Accordingly, without the consent of the holders of the notes, we may issue from time to time debt securities in addition to the $500,000,000 aggregate initial offering price of the notes offered under this prospectus supplement in such amounts and on such terms as we may determine.

     The notes will be denominated in, and payments of principal and/or interest in respect of the notes will be made in, U.S. dollars.

     We will issue the notes only in the form of one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary, except as otherwise contemplated under "Global Securities" in the accompanying prospectus. Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

     The defeasance provisions contained in the indenture will apply to the notes.

MATURITY

     Each note will mature on a date that is nine months or more from its date of issue, as specified in the applicable pricing supplement, unless the principal of such note, or any installment of principal of such note, becomes due and payable prior to its stated maturity. This may occur as a result of the declaration of acceleration of maturity, as described in "Description of Debt
Securities -- Events of Default" in the accompanying prospectus, or, if provided in the pricing supplement, by notice of redemption at our option, notice of election to exercise any survivor's option or otherwise.

PAYMENTS OF PRINCIPAL AND INTEREST

     We will make payments of principal of, and interest on, a global note through the trustee to the depositary or its nominee. See "Global Securities" in the accompanying prospectus. In the case of notes in certificated form, we will make payments of principal on the maturity date or, if applicable, the date of redemption or repayment, in immediately available funds upon presentation and surrender of the notes (and, in the case of any repayment pursuant to any survivor's option, upon submission of a duly completed election form to the extent required as described below under "Repayment Upon Survivor's Option; Repurchases by Us") at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the trustee located at 153 West 51st Street, New York, NY 10019, attention: Corporate Trust Administration. We will make payment of interest on a certificated note on the maturity date or, if applicable, the date of redemption or repayment, to the person to whom the principal of the note is payable. We will make payments of interest on a certificated note on any interest payment date other than the maturity date or any date of redemption or repayment at the trustee's office, or, at our election, by check mailed to the address of the registered holder entitled to payment appearing in the security register. However, in the case of a registered holder of $10,000,000 or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) who has delivered appropriate wire instructions in writing to the trustee not less than 15 days prior to the particular interest payment date, we will make any such payments of interest by wire transfer of immediately available funds. Any wire transfer instructions received by the trustee will remain in effect until revoked by the applicable registered holder.

     If any interest payment date or the maturity date or, if applicable, the date of redemption or repayment, of a note falls on a day that is not a business day, we will make the required payment of principal and/or interest on the next succeeding business day, and no additional interest will accrue for the period from such interest payment date or maturity date or, if applicable, the date of redemption or repayment. A "business day" is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

INTEREST

     Each note will bear interest from its date of issue until the date principal thereof is paid. The applicable pricing supplement will specify the fixed interest rate per annum for each note and the frequency with which interest is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     We will pay interest on the notes in arrears on each interest payment date and at maturity or, if applicable, upon redemption or repayment. Interest will accrue from and including the immediately preceding interest payment date to which interest previously has been paid or otherwise made available for payment by us (or from and including the original issue date if no interest previously has been paid or otherwise made available) to but excluding the applicable interest payment date or the maturity date, or, if applicable, the date of redemption or repayment. The record date to determine the registered holders entitled to receive payments of interest will be the first day of the calendar month in which the related interest payment date falls, except that interest payable at maturity, or, if applicable, upon redemption or repayment, will be paid to the person to whom the principal of the note is payable. If a note is originally issued between a record date and the related interest payment date, we will make the first payment of interest on the interest payment date relating to the next record date.

     The interest payment dates for each note will be as follows:

    INTEREST
PAYMENT FREQUENCY                      INTEREST PAYMENT DATES
-----------------                      ----------------------
  Monthly           Fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was
                    issued.
  Quarterly         Fifteenth day of every third month, beginning in the third calendar month following the month in which the note was
                    issued.
  Semiannually      Fifteenth day of every sixth month, beginning in the sixth calendar month following the month in which the note was
                    issued.
  Annually          Fifteenth day of every twelfth month, beginning in the
                    twelfth calendar month following the month in which the note was issued.

     Interest rates on the notes may differ depending upon, among other factors, the prevailing market conditions at the time of issuance, as well as the aggregate principal amount of notes purchased in any single transaction. We also may offer notes with different interest rates or with the same interest rates but with other different terms concurrently to different investors. We may change interest rates and other terms of the notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

REDEMPTION AT OUR OPTION; NO SINKING FUND

     Unless we specify otherwise in the applicable pricing supplement, we may not redeem the notes prior to their maturity date. If, however, the applicable pricing supplement specifies an initial date for redemption, we may elect to redeem those particular notes prior to their maturity date, in whole or in part in increments of $1,000, on or after such redemption date, except that we may not effect a partial redemption that would result in a note with a principal amount of less than $1,000 to remain outstanding. Upon redemption, we will pay a redemption price equal to 100% of the unpaid principal amount of the note to be redeemed, together with unpaid interest accrued on that note to the date of redemption. In connection with our exercise of any redemption right, we must give written notice to registered holders of the particular notes to be redeemed not more than 60 nor less than 30 calendar days prior to the date of redemption. For a discussion of the redemption of discount notes, see " -- Discount Notes."

     The notes will not be subject to, or entitled to the benefit of, any sinking fund.

REPAYMENT UPON EXERCISE OF SURVIVOR'S OPTION; REPURCHASES BY US

     Unless we specify otherwise in the applicable pricing supplement, the authorized representative of the estate of a deceased beneficial owner of a note will have the right to require us to repay, in whole or in part, and as described below, a note prior to its maturity date following the death of the beneficial owner of the note. We call this right the "survivor's option." The survivor's option may not be exercised prior to the date that is six months after the date the deceased owner acquired the note.

     If a survivor's option is exercised, we will repay any note that is properly tendered for repayment by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of that note under the laws of the appropriate jurisdiction at a price equal to 100% of the unpaid principal amount of such beneficial interest in the note to be repaid, together with unpaid interest accrued thereon to the date of repayment. For a discussion of repayment of discount notes, see " -- Discount Notes."

     We have the discretionary right to limit the aggregate principal amount of notes that we may be required to repay in any calendar year upon all exercises of survivor's options (the "annual put limitation") to an amount equal to the greater of (i) $2,000,000 and (ii) 2% of the outstanding principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of notes that we may be required to repay upon all exercises of survivor's options in any calendar year with respect to any individual deceased beneficial owner of a note to $250,000 (the "individual put limitation"). We will permit the exercise of a survivor's option only for an amount equal to $1,000 or any integral multiple of $1,000.

     Each election to exercise the survivor's option will be accepted in the order all such elections are received, unless the acceptance of such election would cause the aggregate principal amount of all notes accepted for repayment to exceed the annual put limitation or the individual put limitation. Notes accepted for repayment pursuant to the exercise of the survivor's option will be repaid no later than the first January 15, April 15, July 15 or October 15 to occur at least 20 calendar days after the date of acceptance. Each election to exercise the survivor's option that is not accepted in any calendar year due to the application of the annual put limitation or the individual put limitation will be deemed to be received on the first day of the following calendar year in the order in which all such elections were originally received, unless any such election is withdrawn by the authorized representative of the estate of the deceased beneficial owner prior to its repayment. If, as of the end of the calendar year, the aggregate principal amount of notes that have been accepted for repayment pursuant to all exercises of survivor's options during that year has not exceeded the annual put limitation for that year, any election not accepted during that calendar year because of the individual put limitation will be accepted in the order all such elections were originally received, but only to the extent that any such acceptance would not cause the aggregate principal amount of all notes accepted for repayment to exceed the annual put limitation for such calendar year. If a valid election to exercise the survivor's option is not accepted, the trustee will deliver a written notice by first-class mail to the registered holder, at its last known address as indicated in the security register, that states the reason that particular election has not been accepted for repayment. Following receipt of such notice from the trustee, the authorized representative of the estate of the deceased beneficial owner may withdraw any such election to exercise the survivor's option. Other than as described in this paragraph, a valid election to exercise the survivor's option may not be withdrawn.

     With respect to notes represented by a global security, the depositary or its nominee will be treated as the holder of the notes and therefore will be the only entity that can exercise the survivor's option for such notes. To obtain repayment pursuant to exercise of the survivor's option for a note represented by a global security, the authorized representative of the estate of the deceased beneficial owner must provide the following items to the depositary's participant through which the related beneficial interest is held by the deceased beneficial owner:

     - a written instruction to the depositary's participant to notify the depositary of the authorized representative's desire to obtain repayment pursuant to the exercise of the survivor's option;

     - appropriate evidence satisfactory to the trustee that (a) the deceased was the owner of a beneficial interest in the related note at the time of death and that the beneficial interest was purchased at least six months prior to the date of exercise of the survivor's option, (b) the death of the owner has occurred and (c) the authorized representative has authority to act on behalf of the deceased beneficial owner;

     - if the beneficial interest in the related note is held by a nominee of the deceased beneficial owner, a certificate from the nominee attesting to the deceased owner's ownership of a beneficial interest in such note;

     - a written request for repayment signed by the authorized representative, with signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

     - if applicable, a properly executed assignment or endorsement;

     - tax waivers and any other instruments or documents reasonably required in order to establish the validity of the ownership of the beneficial interest in the related note and the authorized representative's entitlement to payment; and

     - any additional information reasonably required to document ownership or the authority to exercise the survivor's option and to cause the repayment of the related note.

     In turn, the depositary's participant will deliver each of these items to the trustee, together with evidence satisfactory to the trustee from the depositary's participant stating that it represents the deceased owner of the beneficial interest in the related note. The depositary's participant will be responsible for disbursing payments received from the trustee to the authorized representative.

     With respect to certificated notes, the authorized representative will be required to deliver a properly completed notice of election to exercise the survivor's option, the original note to be repaid and other required documentation to the trustee in order to exercise such survivor's option.

     We have attached as Annex A to this prospectus supplement the form to be completed by the depositary's participants in connection with the exercise of the survivor's option for global notes. This form, as well as the form to be used to exercise the survivor's option for certificated notes, may be obtained from Bank One, N.A. at its corporate trust office located at 153 West 51(st) Street, New York, NY 10019, attention: Corporate Trust Administration, telephone number: 312-407-7374, during normal business hours.

     Apart from our right to limit the aggregate principal amount of notes subject to a survivor's option that may be exercised in any one calendar year, all other questions regarding the eligibility or validity of any exercise of the survivor's option will be determined by the trustee, in its sole discretion. The trustee's determination will be final and binding on all parties.

     The death of a person beneficially owning a note in joint tenancy or tenancy by the entirety with another person or other people will be deemed to be the death of the beneficial owner of that note, and the entire principal amount of the note so owned will become eligible for repayment.

     The death of a person beneficially owning a note by tenancy in common will be deemed to be the death of the beneficial owner of that note only to the extent of the deceased beneficial owner's interest in that note. However, if a note is held by husband and wife as tenants in common, the death of either spouse will be deemed to be the death of the beneficial owner of that note, and the entire principal amount of the note so owned will become eligible for repayment.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed to be the death of the beneficial owner of that note, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial interests of ownership in a note during his or her lifetime.

     If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

     We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

DISCOUNT NOTES

     We may from time to time offer notes that have an issue price, as specified in the applicable pricing supplement, which is less than 100% of the principal amount of the note payable at maturity, and that are designated as "discount notes." Discount notes may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and its principal amount at maturity is referred to as the "discount." In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

     - the issue price, increased by any accruals of discount; and

     - any unpaid interest accrued on the discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

     We will calculate any accruals of discount as of the date on which a redemption, repayment or acceleration of maturity occurs for a discount note using a constant yield method. The constant yield will be calculated using a compounding period that, except for the period from the date of issue to the first interest payment date, corresponds to the shortest period between interest payment dates, and other standard conventions and assumptions. If the period between the date of issue and the first interest payment date is shorter than the compounding period for a discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If this initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with a short period being treated as provided in the preceding sentence.

OTHER/ADDITIONAL PROVISIONS

     Any provisions with respect to the notes may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, as specified in the applicable pricing supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The notes permit us to consolidate or merge with or into any other corporation or other organization, and convey, transfer or lease all or substantially all of our assets to any individual or organization, provided that:

     - the successor or transferee, if other than us, is a corporation or other organization organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia;

     - the successor or transferee expressly assumes our obligations under the indenture; and

     - neither we nor any successor corporation or other organization is, immediately after any consolidation or merger, in default under the indenture.

BOOK-ENTRY NOTES

     We have established a depositary arrangement with The Depository Trust Company with respect to the notes, the terms of which are summarized in the accompanying prospectus under "Global Securities." Any additional or differing terms of our arrangement with The Depository Trust Company with respect to the notes will be described in the applicable pricing supplement.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

IN GENERAL

     The following is a summary of the material U.S. federal income tax, (and, with respect to non-U.S. holders, estate tax) consequences relating to the ownership and disposition of the notes.

     - This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Department regulations and interpretations of the foregoing, all of which are subject to change, possibly with retroactive effect, or to different interpretations.

     - This summary does not address the tax consequences to subsequent purchasers of the notes, except where otherwise specifically noted.

     - This summary assumes that you hold the notes as capital assets within the meaning of Section 1221 of the Code, that is, for investment purposes.

     - This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances (such as the application of the alternative minimum tax) or that may be relevant to you because you are subject to special rules, such as rules applicable to financial institutions, tax-exempt entities, holders whose "functional currency" is not the U.S. dollar, insurance companies, dealers in securities or foreign currencies, persons holding the notes as part of a hedge, straddle, "constructive sale," "conversion" or other integrated transaction, or former U.S. citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code.

     - This summary also does not discuss the effect of any state, local or foreign laws.

     - In addition, this summary does not discuss tax consequences to an owner of notes held through a partnership or other pass-through entity.

     - This summary deals only with notes that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning notes that are due to mature more than 30 years from the date of issue will be discussed in the applicable pricing supplement.

     - We may issue notes with terms different from the terms described in this prospectus supplement. If we do so, we will describe the additional material U.S. federal income tax considerations, if any, for those notes in the applicable pricing supplement.

     PLEASE CONSULT YOUR OWN TAX ADVISER REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE CONSEQUENCES OF FEDERAL ESTATE AND GIFT TAX LAWS, STATE, LOCAL AND FOREIGN LAWS AND TAX TREATIES.

     As used in this section, a U.S. holder of a note means a beneficial owner of a note that is, for U.S. federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) if a valid election is in place to treat the trust as a U.S. person.

     As used in this section, a non-U.S. holder means a beneficial owner of a note that is not a U.S. holder.

TAX CONSEQUENCES TO U.S. HOLDERS

     This section applies to you if you are a U.S. holder.

PAYMENTS OF INTEREST

     In general, you must report interest on the notes in accordance with your accounting method.

     - If you are a cash method taxpayer, including most individuals, you must report interest on the notes in your income when you receive it.

     - If you are an accrual method taxpayer, you must report interest on the notes in your income as it accrues.

     However, special rules apply to the treatment of interest on a note that is issued with original issue discount. These special rules are described below under "Original Issue Discount."

ORIGINAL ISSUE DISCOUNT

     Some of the notes may be issued with original issue discount ("OID").

     - For tax purposes, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price." If that excess is less than 1/4 of 1% of the debt instrument's stated redemption price at maturity multiplied by (1) the number of complete years from its issue date to its maturity or (2) in the case of installment obligations, weighted average maturity, the debt instrument is treated under a de minimis rule as having zero OID.

        - The "stated redemption price at maturity" of a note is the sum of all payments required to be made on the note other than qualified stated interest payments.

        - The "issue price" of a note is generally the first offering price to the public at which a substantial amount of the debt instrument is sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

        - "Qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate.

     - If a note bears interest for one or more accrual periods at a rate applicable for the remaining term of such note (for example, notes with teaser rates or interest holidays), that note will have OID, but may be treated, under the de minimis rule stated above or under a special de minimis rule for this type of note, as having zero OID.

     - You are required to include qualified stated interest payments in income as interest either when you accrue or receive those payments, depending on your accounting method for tax purposes.

     - If you hold a note with OID (an "OID note") with a maturity of more than one year, you may be required to include OID in income before you receive the associated cash payment, regardless of your accounting method for tax purposes. If you are an initial purchaser of an OID note, the amount of the OID you should include in income is the sum of the daily accruals of the OID for the note for each day during the taxable year, or portion of the taxable year, in which you held the OID note.

        - The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period.

        - The amount of OID allocable to an accrual period is equal to the difference between (1) the product of the "adjusted issue price" of the OID note at the beginning of the accrual period and its yield to maturity, (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period), and (2) the amount of any qualified stated interest allocable to the accrual period.

        - The "adjusted issue price" of an OID note at the beginning of any accrual period is the sum of the issue price of the OID note plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the note that were not qualified stated interest.

     - Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods.

     - If immediately after you purchase an OID note, its adjusted basis is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the OID note after the purchase date other than payments of qualified stated interest, you will have purchased the OID note at an acquisition premium. Under the acquisition premium rules, the amount of OID which you must include in your gross income for the note for any taxable year, or any portion of a taxable year in which you hold the note, will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.

     - Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on a note by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

SHORT-TERM NOTES

     Certain of the notes we issue may have a fixed maturity of one year or less ("short-term notes"). All short-term notes will be treated as having OID equal to the excess of the total payments on the short-term note over its issue price.

     - In general, if you are an individual or other cash method taxpayer, you should not be required to accrue such OID unless you elect to do so.

     - If you are an individual or other cash method taxpayer, unless an election is made to accrue OID, (1) any gain you recognize on the sale, exchange, or maturity of the short-term note will be ordinary income to the extent of the OID accrued (absent an election, on a straight-line basis) through the date of sale or maturity and (2) a portion of the deductions you are otherwise entitled to take with respect to interest on borrowings allocable to the short-term notes will be deferred until you realize a corresponding amount of income.

     - If you are an accrual method taxpayer, you are required to accrue OID on a short-term note (absent an election, on a straight-line basis).

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Subject to the discussion below, on the sale, exchange or retirement of the note:

     - You will have taxable gain or loss equal to the difference between the amount received by you (other than amounts representing accrued and unpaid interest) and your adjusted tax basis in the note. Your tax basis is the cost of the note to you,

        - increased by any OID included in your income, and accrued market discount, if any, if you have elected to include such market discount in your income, with respect to the note; and

        - decreased by (1) any amortizable bond premium you have applied to reduce interest on the note, (2) any principal payments you receive with respect to the note and (3) in the case of an OID note, any other payments you receive with respect to the note not constituting qualified stated interest.

     - Your gain or loss will generally be a capital gain or loss and will be a long-term capital gain or loss if you held the note for more than one year. For some non-corporate taxpayers, the maximum tax rate on long-term capital gains under current law is 20%. The deductibility of capital losses is subject to limitation.

     - If you sell the note between interest payment dates, a portion of the amount you receive will reflect interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

MARKET DISCOUNT AND BOND PREMIUM

     Under the market discount and bond premium provisions of the Code, generally:

     - If you have purchased a note other than a short-term note (1) at our initial offering of the notes, for an amount less than its issue price or
       (2) subsequent to our initial offering of the notes, for an amount less than its stated principal amount, or, in the case of an OID note, less than its adjusted issue price, the difference will be treated as market discount. Under the market discount rules, you will be required, subject to a de minimis exception, to treat any gain on the sale, exchange or retirement of the note as ordinary income to the extent of the market discount that has not previously been included in your income and that has accrued on such note at the time of such sale, exchange or retirement.

     - Unless you elect to accrue under a constant yield method, any market discount will be considered to accrue ratably during the period from the date of acquisition of the note to the maturity date.

     - If a note has market discount, you may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued in order to purchase or carry the note until (1) the note's maturity, (2) the note's earlier disposition in a taxable transaction or
       (3) if you make an appropriate election, a subsequent taxable year in which you realize sufficient interest income.

     - You may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during the taxable year of the election and thereafter, and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

     - If you have purchased a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, you generally may elect to amortize that premium from the purchase date to the maturity date under a constant yield method. Amortizable premium can generally only offset interest income on such note and may generally not be deducted against other income. Your basis in a note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by you during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

     - The rules regarding market discount and bond premium are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax adviser regarding their application.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under the tax rules concerning information reporting and backup withholding to the IRS:

     - If you hold the notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest (including OID, if any) and retirement proceeds on the notes, unless an exemption applies.

     - Similarly, unless an exemption applies, you must provide the intermediary or us with your Taxpayer Identification Number for use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting, including a certification that you are not subject to backup withholding and that you are a U.S. person.

     - If you are subject to these requirements but do not comply, the intermediary must withhold a percentage of all amounts payable to you on the notes, including principal payments. This percentage will be 30% in 2002 and 2003, 29% in 2004 and 2005, and 28% in years 2006 through 2010.
       The percentage will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise. This is called backup withholding. Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the Taxpayer Identification Number you provided is incorrect.

     - Backup withholding is not an additional tax. You may use the withheld amounts, if any, as a credit against your federal income tax liability.

     - All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     This section applies to you if you are a non-U.S. holder.

INTEREST

     Subject to the discussion below concerning effectively connected income and backup withholding, payments of interest (including OID, if any) on the notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that either pursuant to the "portfolio interest" exception:

     - You do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote,

     - You are not a controlled foreign corporation, within the meaning of the Code, that is related, directly or indirectly, to us,

     - You are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

     - You certify to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) under penalties of perjury, that you are not a U.S. person, provided that if you hold the notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent and your agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries;

or, you are otherwise entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN (or an appropriate substitute form evidencing eligibility for the exemption).

     Payments of interest (including OID, if any) on the notes that do not meet the above-described requirements will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty) collected by means of withholding. However, if you have purchased a note for an amount in excess of its stated principal amount, please see your own tax advisor regarding the application of bond premium rules.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Subject to the discussion below concerning effectively connected income and backup withholding, you will not be subject to U.S. federal income tax on any gain (including gain attributable to market discount) realized on the sale, exchange or retirement of the note unless you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the note, and other conditions are satisfied.

EFFECTIVELY CONNECTED INCOME

     The preceding discussion assumes that the interest and gain received by you is not effectively connected with the conduct by you of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in a note is effectively connected with such trade or business:

     - You will be exempt from the 30% withholding tax on interest (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular U.S. federal income tax on any interest and gain with respect to the notes in the same manner as if you were a U.S. holder.

     - If you are a foreign corporation, you may also be subject to an additional branch profits tax of 30%, or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty.

     - If you are eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

U.S. FEDERAL ESTATE TAX

     A note held or beneficially owned by an individual who, for estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the decedent's gross estate for U.S. estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and provided that, at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. rules concerning information reporting and backup withholding applicable to non-U.S. holders are as follows:

     - Interest payments you receive will be automatically exempt from the usual rules if such payments are subject to the 30% withholding tax on interest or if they are exempt from that tax by application of a tax treaty or the "portfolio interest" exception. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, information reporting may still apply to payments of interest (on Form 1042-S) even if certification is provided and the interest is exempt from the 30% withholding tax.

     - Sale proceeds you receive on a sale of the notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption, or do not provide the certification described above. In particular, information reporting and backup withholding may apply if you use the United States office of a broker, and information reporting (but generally not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States.

     - We suggest that you consult your tax advisor concerning the application of information reporting and backup withholding rules.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     We are offering the notes on a continuing basis for sale to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as purchasing agent. The purchasing agent may purchase notes from us, as principal, from time to time for resale to investors at a fixed offering price equal to 100% of the aggregate initial offering price of the notes or such other price specified in the applicable pricing supplement or, if so specified in the applicable pricing supplement, for resale at varying prices relating to prevailing market prices at the time of resale as determined by the purchasing agent. However, we may also explicitly agree with the purchasing agent that it will utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the aggregate initial offering price of the notes, unless otherwise specified in the applicable pricing supplement.

     We will pay the purchasing agent a gross selling concession in the form of a discount ranging from 0.20% to 2.50%, depending upon the maturity, for each note purchased from us by it as principal, unless otherwise specified in the applicable pricing supplement. The amount of commissions payable to the purchasing agent acting as our agent in the sale of notes will be identical to the scheduled discount payable to the purchasing agent acting as principal. We will negotiate compensation payable to the purchasing agent with respect to notes with maturities in excess of 30 years at the time of the related sale. In addition, we estimate our expenses incurred in connection with the offering and sale of the notes will total approximately $250,000. The purchasing agent has agreed to reimburse us for some expenses. Under some circumstances, we may also sell notes directly on our own behalf without the assistance of the purchasing agent. The purchasing agent will not be entitled to any discounts or commissions for sales we make directly to investors without its assistance.

     The purchasing agent may sell notes it has purchased from us as principal to other NASD dealers in good standing at a concession and, unless otherwise specified in the applicable pricing supplement, such concession allowed to any dealer will not, during the distribution of the notes, be in excess of the concession to be received by the purchasing agent from us. We may not sell notes to any broker or dealer other than to or through the purchasing agent.

     After the initial public offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis) and the concession may be changed.

     We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through the purchasing agent). The purchasing agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

     Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The purchasing agent may from time to time purchase and sell notes in the secondary market, but the purchasing agent is not obligated to do so. There can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market, if one develops. From time to time, the purchasing agent may make a market in the notes, but the purchasing agent is not obligated to do so and may discontinue any market-making activity at any time.

     In connection with an offering of notes purchased by the purchasing agent as principal on a fixed offering price basis, the purchasing agent will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the purchasing agent creates a short position in notes, meaning it sells notes in an amount exceeding the amount referred to in the applicable pricing supplement, it may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

     Neither we nor the purchasing agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor the purchasing agent makes any representation that the purchasing agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The purchasing agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the purchasing agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the purchasing agent may be required to make in respect thereof.

     Broker-dealers and/or securities firms have executed dealer agreements with the purchasing agent and have agreed to market and sell the notes in accordance with the terms of these agreements along with all other applicable laws and regulations.

     In the ordinary course of its business, the purchasing agent and its affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

     From time to time, we may sell other debt securities referred to in the accompanying prospectus, and the amount of notes offered hereby may be reduced as a result of these sales.

                                 LEGAL MATTERS

     The validity of the notes will be passed upon for us by Ropes & Gray, Boston, Massachusetts. Sidley, Austin Brown & Wood LLP, New York, New York will act as counsel for the purchasing agent.

                                    ANNEX A
                            REPAYMENT ELECTION FORM

                              THE GILLETTE COMPANY

               (TO BE COMPLETED BY THE DEPOSITARY'S PARTICIPANTS)

                             GILLETTE CORENOTES(SM)

                             CUSIP NUMBER: ________

To: The Gillette Company

     The undersigned financial institution (the "Financial Institution") represents the following:

     - The Financial Institution has received a request for repayment from the executor or other authorized representative (the "Authorized Representative") of the estate of the deceased beneficial owner listed
       below (the "Deceased Beneficial Owner") of                Gillette
       CoreNotes(SM) (CUSIP No.                               ) (the "Notes").

     - At the time of his or her death, the Deceased Beneficial Owner owned a beneficial interest in the Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "depositary").

     The Financial Institution agrees to the following terms:

     - The Financial Institution shall follow the instructions (the "Instructions") accompanying this Repayment Election Form (the "Form").

     - The Financial Institution shall make all records specified in the Instructions supporting the above representations available to Bank One, N.A. (the "Trustee") for inspection and review within five (5) business days of the Trustee's request.

     - If the Financial Institution or the Trustee, in either party's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form and/or the Trustee may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee immediately.

     - Other than as described in the prospectus supplement in the limited situation in which elections to demand repayment are not accepted during a particular calendar year, repayment elections may not be withdrawn.

     - The Financial Institution agrees to indemnify and hold harmless The Gillette Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

"CoreNotes(SM)" is a service mark of Merrill Lynch & Co., Inc.

                            REPAYMENT ELECTION FORM

(1)
------------------------------------------------------------
             Name of Deceased Beneficial Owner
(2)
------------------------------------------------------------
                       Date of Death
(3)
------------------------------------------------------------
   Name of Authorized Representative Requesting Repayment
(4)
------------------------------------------------------------
     Name of Financial Institution Requesting Repayment
(5)
------------------------------------------------------------
    Signature of Representative of Financial Institution
                       Requesting Repayment
(6)
------------------------------------------------------------
          Principal Amount of Requested Repayment
(7)
------------------------------------------------------------
                      Date of Election
(8)
------------------------------------------------------------
                Date Requested for Repayment


(9) Financial Institution                 (10) Wire instructions for payment:
Representative:                                Bank Name:
   Name:                                       ABA Number:
   Phone Number:                               Account Name:
   Fax Number:                                 Account Number:
   Mailing Address (no P.O. Boxes):            Reference (optional):

TO BE COMPLETED BY THE COMPANY:

(A) Election Number*:
(B) Delivery and Payment Date:
(C) Principal Amount:
(D) Accrued Interest:
(E) Date of Receipt of Form by the Company:
(F) Date of Acknowledgment by the Company:
---------------

* To be assigned by the Company upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

              INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM
                        AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

     1. Collect and retain for a period of at least three years the following
        (1) satisfactory evidence of the authority of the Authorized Representative to act on behalf of the Deceased Beneficial Owner, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death and for at least six months prior to the date of election for repayment, the Notes being submitted for repayment (4) if the beneficial interest in the related note is held by a nominee of the Deceased Beneficial Owner, a certificate from the nominee attesting to the Deceased Beneficial Owner's ownership of a beneficial interest in such note, (5) a written request for repayment signed by the Authorized Representative, with signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,
        (6) if applicable, a properly executed assignment or endorsement, (7) tax waivers and any other instruments or documents reasonably required in order to establish the validity of the ownership of the beneficial interest in the related note and the Authorized Representative's entitlement to payment, and (8) any additional information reasonably required to document ownership or the authority to exercise the demand for repayment and to cause the repayment of the related note. For purposes of determining whether the Trustee will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

        - A note beneficially owned by tenants by the entirety or joint tenants will be regarded as being beneficially owned by a single owner. The death of one of the tenants by the entirety or a joint tenant will be deemed to be the death of the beneficial owner of that Note, and the entire principal amount of the Note so owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed to be the death of a beneficial owner of a Note only to the extent of the Deceased Beneficial Owner's interest in the Note so owned, and only the principal amount of the Note so owned by the Deceased Beneficial Owner will become eligible for repayment. However, if a husband and wife are the tenants in common, the death of either spouse will be deemed to be the death of the beneficial owner of the Note, and the entire principal amount of the Note so owned will become eligible for repayment.

        - Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of a greater principal amount of Notes than is owned by the trust). The death of a beneficiary of a trust will be deemed to be the death of the beneficial owner of the Notes so owned by the trust only to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust only to the extent of the

          Deceased interest in the trust. However, if a husband and wife are the tenants in common, the death of either spouse will be deemed to be the death of the beneficiary of the trust.

        - The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership in a Note will be deemed to be the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will be deemed to exist in many cases of "street name" or nominee ownership, ownership by a trustee or a custodian, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of the beneficial interest in the Note, the right to receive the proceeds from the sale or disposition of such interest and the right to receive interest and principal payments on a Note.

     2. Indicate the name of the Deceased Beneficial Owner on line (1).

     3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

     4. Indicate the name of the Authorized Representative requesting repayment on line (3).

     5. Indicate the name of the Financial Institution requesting repayment on line (4).

     6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

     7. Indicate the principal amount of Notes to be repaid on line (6).

     8. Indicate the date this Form was completed on line (7).

     9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first January 15, April 15, July 15 or October 15 to occur at least 20 calendar days after the date of the Company's acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested payment may be no earlier than the next succeeding Business Day.

     10. Indicate the name, telephone number, facsimile-transmission number and mailing address (no P.O. boxes, please), of the party to whom the acknowledgment of this election may be sent on line (9).

     11. Indicate the wire instruction for payment on line (10).

     12. Leave lines (A), (B), (C), (D), (E) and (F) blank.

     13. Mail or otherwise deliver an original copy of the completed Form to:

                                    Bank One, N.A.
                                153 West 51(st) Street
                               New York, New York 10019
                         Attn: Corporate Trust Administration
                            Telephone number: 312-407-7374

         FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

     14. If the acknowledgement of the Company's receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the trustee, contact the Company's Investor Relations at (617) 421-7000.

     For assistance with the Form or any questions relating thereto, please contact the Company's Investor Relations at (617) 421-7000.

PROSPECTUS

                                 $1,500,000,000

                                 [GILLETE LOGO]

                                DEBT SECURITIES

                             ---------------------

     We may offer and sell our unsecured debt securities from time to time in one or more series.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

     This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                              The Gillette Company
                           Prudential Tower Building
                          Boston, Massachusetts 02199
                                 (617) 421-7000

                             ---------------------

                  The date of this prospectus is July 10, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    ii
Note Regarding Forward-Looking Statements...................    ii
Where You Can Find More Information.........................   iii
Incorporation of Certain Documents by Reference.............   iii
The Company.................................................     1
Ratio of Earnings to Fixed Charges..........................     6
Use of Proceeds.............................................     7
Description of Debt Securities..............................     7
Global Securities...........................................    13
Plan of Distribution........................................    16
Validity of Securities......................................    17
Experts.....................................................    17

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or "SEC", using a "shelf" registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000.

     This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of debt securities described in this prospectus and the accompanying prospectus supplement vary, you should rely on the information in the prospectus supplement.

     You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Gillette," the "Company," "we," "us," "our" or similar references mean The Gillette Company.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus may contain "forward-looking statements" under the federal securities laws. Forward-looking statements may be identified by words such as "plans," "expects," "believes," "anticipates," "estimates," "projects," "will" and other words of similar meaning used in conjunction with, among other things, discussions of future operations, acquisitions and divestitures, financial performance, our strategy for growth, product development and new product launches, market position and expenditures.

     Forward-looking statements are based on our current expectations of future events, but actual results could vary materially from our expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements. We assume no obligation to update any forward-looking statements. We caution that historical results should not be relied upon as indications of future performance.

     Factors that could cause actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to:

     - the pattern of our sales, including variations in sales volume within periods;

     - consumer demands and preferences including the acceptance by our customers and consumers of new products and line extensions;

     - the mix of products sold;

     - our ability to control our internal costs and the cost of raw materials;

     - competitive factors including the prices, promotional incentives and trade terms of our products and our response and the response of our customers and competitors to changes in these items;

     - technological advances by us and our competitors;

     - new patents granted to us and our competitors;

     - changes in exchange rates in one or more of our geographic markets;

     - changes in accounting policies;

     - acquisition and divestiture activities; or

     - the impact of general economic conditions in the United States and in other countries in which we currently do business.

Please refer to the Cautionary Statements contained in our filings with the SEC incorporated by reference in this prospectus for a more detailed explanation of the inherent limitations of our forward-looking statements.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the debt securities described in this prospectus. The registration statement, including its exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

     In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room            Northeast Regional Office           Midwest Regional Office
450 Fifth Street, N.W.           233 Broadway                        Northwest Atrium Center
Room 1024                        16th Floor                          500 West Madison Street
Washington, D.C. 20549           Woolworth Building                  Suite 1400
                                 New York, New York 10279-1803       Chicago, Illinois
                                                                     60661-2511

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800 SEC-0330 for further information on the operations of the public reference facilities and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and are available on our website at http://www.gillette.com. Our website is not part of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the documents listed below:

     - Our Annual Report on Form 10-K for the year ended December 31, 2001.

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the debt securities or the offering is otherwise terminated. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

     You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's website at the address described above. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents that have been incorporated by reference in this prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in any such documents). Requests for such copies should be directed to The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, Attention: Investor Relations, or by telephone to Investor Relations at (617) 421-7000.

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

                                  THE COMPANY

OUR BUSINESS

     The Gillette Company manufactures and sells a wide variety of consumer products throughout the world. We have five principal business segments.

  BLADES AND RAZORS

     We are the world leader in blades and razors.

     We sell our male shaving systems under the Mach3Turbo, Mach3, SensorExcel, Sensor, Atra, and Trac II brands and our male disposable razors under the Custom Plus and Good News brands.

     We sell our female shaving systems under the Gillette for Women Venus, Sensor Excel for Women and Sensor for Women brands and our female disposable razors under the Agility brand.

  PERSONAL CARE

     We sell shave preparations, after-shave products and deodorants and antiperspirants under the Gillette Series, Satin Care, Right Guard, Soft & Dri and Dry Idea brands.

  DURACELL

     We are the world leader in alkaline batteries for consumers. Our products include the Duracell Ultra and CopperTop alkaline batteries and Duracell primary lithium, zinc air and rechargeable nickel-metal hydride batteries.

  ORAL CARE

     We are the world leader in manual and power toothbrushes. We offer manual toothbrushes under the Oral-B brand and power toothbrushes under the Braun and Oral-B brands.

  BRAUN

     We sell electric shavers under the Braun brand and hair epilators under the Silk Epil brand. These products include the number one foil electric shaver for men and the number one hair epilator for women. We also sell small household appliances under the Braun brand.

THE COMPANY

     Founded in 1901, we are a Delaware corporation with our registered office in Wilmington, Delaware. As of December 31, 2001, we had manufacturing operations at 34 facilities in 15 countries and distributed our products through wholesalers, retailers and agents in over 200 countries and territories. Our common stock is listed on the Boston, Chicago, New York and Pacific stock exchanges in the United States under the symbol "G" and on the Berlin, Dusseldorf and Frankfurt stock exchanges.

     Our principal executive offices are located at Prudential Tower Building, Boston, Massachusetts 02199. Our telephone number at that address is (617) 421-7000. For additional information about our business, please see our Form 10-K for the fiscal year ended December 31, 2001 and our other filings with the SEC which are incorporated by reference into this prospectus. The capitalized terms used above are our registered trademarks or trade names, or those of our licensors.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected financial data as of and for the six fiscal years ended December 31, 2001, 2000, 1999, 1998, 1997 and 1996 and as of and for the three months ended March 31, 2002 and 2001. We derived the financial data as of the end of and for each of the fiscal years 1996-2001 from our audited consolidated financial statements. The summary historical financial data as of and for the three months ended March 31, 2002 and 2001 were derived from our unaudited consolidated financial statements. These data are qualified in their entirety by, and should be read together with, the more detailed information appearing in our consolidated historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information incorporated by reference into this prospectus.

                                          Three Months
                                             Ended
                                           MARCH 31,                           YEARS ENDED DECEMBER 31,
                                       ------------------   --------------------------------------------------------------
                                        2002       2001     2001(a)    2000(b)     1999      1998(c)     1997      1996(d)
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS, EMPLOYEES AND RATIOS)
SUMMARY OF OPERATIONS
Net Sales(e)(g)                        $ 1,732    $ 1,621     8,961      9,225      9,074      9,136      9,084      8,735
Profit from Operations(e)              $   328        319     1,498      1,512      2,087      1,776      2,168      1,514
Income before Income Taxes
 Continuing                            $   323        264     1,342      1,288      1,912      1,656      2,065      1,403
 Discontinued                          $    --         --        --       (531)        18         13        156        122
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           323        264     1,342        757      1,930      1,669      2,221      1,525
Net Income
 Continuing                            $   233        182       910        821      1,248      1,073      1,327        871
 Discontinued                          $    --         --        --       (429)        12          8        100         78
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           223        182       910        392      1,260      1,081      1,427        949
Weighted Average Common Shares
 Outstanding
 Basic                                   1,056      1,054     1,055      1,054      1,089      1,117      1,118      1,107
 Assuming Full Dilution                  1,060      1,059     1,058      1,063      1,111      1,144      1,148      1,140
PER COMMON SHARE DATA
Net Income per Common Share:
 Basic
   Continuing                          $   .21        .17       .86        .78       1.14        .95       1.18        .78
   Discontinued                        $    --         --        --       (.41)       .01        .01        .09        .07
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           .21        .17       .86        .37       1.15        .96       1.27        .85
 Assuming Full Dilution
   Continuing                          $   .21        .17       .86        .77       1.13        .94       1.15        .76
   Discontinued                        $    --         --        --       (.40)       .01        .01        .09        .07
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           .21        .17       .86        .37       1.14        .95       1.24        .83
Dividends Declared per Common Share:
 Gillette                              $ .1625      .1625       .65        .65        .59        .51        .43        .36
 Duracell                              $                                                                               .58
Stock Price, end of period             $ 34.01      31.17     33.40      36.13      41.19      47.81      50.22      38.88
BALANCE SHEET DATA
Net Property, Plant and Equipment(e)   $ 3,478      3,491     3,548      3,550      3,467      3,285      2,918      2,404
Total Assets(e)                        $ 9,828      9,698     9,946     10,213     10,612     10,630      9,636      9,171
Long-Term Debt                         $ 1,649      1,404     1,654      1,650      2,931      2,256      1,476      1,490
Stockholders' Equity                   $ 2,366      2,079     2,137      1,924      3,060      4,543      4,841      4,471
OTHER INFORMATION
Net Interest Expense                   $    20         44       141        218        129         86         69         67
Depreciation and Amortization(e)       $   120        124       509        535        464        421        384        347
Capital Expenditures(e)                $    78        157       624        793        889        952        933        787
Employees(e)                            31,500     35,200    31,500     35,200     37,600     39,800     40,500     40,400
Ratio of Earnings to Fixed Charges(f)     11.5x       5.7x      8.2x       5.7x      12.3x      13.7x      20.8x      15.9x

---------------
(a) In 2001, charges for restructuring and asset impairment expenses reduced profit from operations and income before income taxes by $172 million, net income by $135 million and net income per common share, both basic and assuming full dilution, by $.13.

(b) In 2000, charges for restructuring and asset impairment expenses reduced profit from operations and income before income taxes by $572 million, net income by $430 million and net income per common share, both basic and assuming full dilution, by $.41.
(c) In 1998, a charge for reorganization and realignment expenses reduced profit from operations and income before income taxes by $440 million, net income by $285 million, net income per common share, basic, by $.26, and net income per common share, assuming full dilution, by $.25.
(d) In 1996, charges for merger-related costs reduced profit from operations and income before income taxes by $413 million, net income by $283 million, net income per common share, basic, by $.26 and net income per common share, assuming full dilution, by $.25.
(e) Represents continuing operations.
(f) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.
(g) We adopted EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration to a Purchaser of the Vendor's Products or Services," on January 1, 2002. This standard addresses the income statement classification of slotting fees, cooperative advertising arrangements and buydowns. Our financial data for the three months ended March 31, 2002 and 2001 presented above reflect the adoption of EITF 00-25. Our financial data for each of the years ended December 31, 1996 through 2001 presented above have not been adjusted to reflect the adoption of EITF 00-25. If this standard had been adopted for each of these years, net sales would have been reduced by $877 million in 2001, $915 million in 2000, $750 million in 1999, $740 million in 1998, $664 million in 1997 and $619 million in 1996. Selling, general and administrative expenses would have been reduced by the same amounts in each year. The reclassifications would have no impact on profit from operations, net income or net income per common share.

     As described in the "Accounting Pronouncements" section of the Notes to Consolidated Financial Statements of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, incorporated by reference in this prospectus, we adopted SFAS 142, Goodwill and Other Intangible Assets, as of January 1, 2002. SFAS 142 requires that goodwill and other intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment, at least annually, in accordance with the new impairment testing provisions of SFAS 142. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The net impact of our adoption of SFAS 142 is a reduction of annual amortization expense of $34 million. No impairment losses were recognized due to the change in accounting principle.

     The following summarizes the estimated impact on our reported net income and net income per common share for the years ended December 31, 2001, 2000 and 1999 and the three months ended March 31, 2001 had SFAS 142 been adopted for those earlier periods.

                                                         THREE MONTHS
                                                        ENDED MARCH 31      YEAR ENDED DECEMBER 31
                                                        ---------------   --------------------------
                                                         2002     2001     2001      2000      1999
                                                        ------   ------   -------   -------   ------
NET INCOME:
  As reported.........................................  $ 223    $ 182    $   910   $   392   $1,260
  Add: Goodwill amortization, net of tax..............           $   6    $    23   $    22   $   22
  Add: Trademark amortization, net of tax.............           $   2    $     8   $     8   $    8
  Less: Amortization from change in useful lives, net
     of tax...........................................           $  (2)   $    (8)  $    (8)  $   (8)
                                                        -----    -----    -------   -------   ------
  Adjusted............................................  $ 223    $ 188    $   933   $   414   $1,282
                                                        =====    =====    =======   =======   ======
NET INCOME PER COMMON SHARE:
  Basic -
  As reported.........................................  $0.21    $0.17    $  0.86   $  0.37   $ 1.15
  Add: Goodwill amortization, net of tax..............           $0.01    $  0.02   $  0.02   $ 0.02
  Add: Trademark amortization, net of tax.............              --    $  0.01   $  0.01   $ 0.01
  Less: Amortization from change in useful lives, net
     of tax...........................................              --    $ (0.01)  $ (0.01)  $(0.01)
                                                        -----    -----    -------   -------   ------
  Adjusted............................................  $0.21    $0.18    $  0.88   $  0.39   $ 1.17
                                                        =====    =====    =======   =======   ======
  Assuming full dilution -
  As Reported.........................................  $0.21    $0.17    $  0.86   $  0.37   $ 1.14
  Add: Goodwill amortization, net of tax..............           $0.01    $  0.02   $  0.02   $ 0.02
  Add: Trademark amortization, net of tax.............              --    $  0.01   $  0.01   $ 0.01
  Less: Amortization from change in useful lives, net
     of tax...........................................              --    $ (0.01)  $ (0.01)  $(0.01)
                                                        -----    -----    -------   -------   ------
  Adjusted............................................  $0.21    $0.18    $  0.88   $  0.39   $ 1.16
                                                        =====    =====    =======   =======   ======

                       RATIO OF EARNINGS TO FIXED CHARGES

     The table below sets forth the ratio of earnings to fixed charges of The Gillette Company and our consolidated subsidiaries for each of the periods indicated.

THREE MONTHS ENDED
    MARCH 31,           FISCAL YEAR ENDED DECEMBER 31
------------------   -----------------------------------
  2002      2001     2001   2000   1999    1998    1997
--------   -------   ----   ----   -----   -----   -----
11.5x      5.7x      8.2x   5.7x   12.3x   13.7x   20.8x

     For purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

                                USE OF PROCEEDS

     Unless the prospectus supplement indicates otherwise, we anticipate that the net proceeds to be received from the sale of the debt securities will be used to repay indebtedness and for other general corporate purposes, which may include repurchase of our shares, working capital, capital expenditures, acquisitions and other business opportunities.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture dated as of April 11, 2002, between us and Bank One, N.A., as trustee. We filed a copy of the indenture with the SEC as an exhibit to the registration statement that contains this prospectus.

     The following summary describes the material terms of the indenture. The summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture. The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

     The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

     In this section, the words "we," "us," "our" or "the Company" do not include any current or future subsidiary of The Gillette Company.

GENERAL

     We may issue the debt securities from time to time in one or more series. The indenture does not limit the aggregate principal amount of debt securities or of any series of debt securities that we may issue under it. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue.

     The applicable prospectus supplement will include the particular terms of an issue of debt securities, including:

     - the title and series designation;

     - the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

     - any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

     - the date from which any interest shall accrue;

     - any interest payment dates;

     - the stated maturity date or dates on which principal is payable;

     - whether the debt securities are to be issued in global form;

     - any sinking fund requirements;

     - any provisions for redemption, and the redemption price or prices;

     - the denominations in which the debt securities shall be issuable;

     - whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

     - the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

     - whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

     - if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

     - any index used to determine the amount of payment of principal of, and premium, if any, and interest on the debt securities;

     - the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

     - if the principal amount payable at maturity of any debt securities is not determinable as of any one or more dates prior to such maturity, the manner in which that amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

     - any additional or different defaults or events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

     - any additional or different covenants that apply to debt securities of the series; and

     - any other terms of the debt securities.

     Please see the accompanying prospectus supplement for the terms of the specific debt securities we are offering.

     We will have the right to redeem the debt securities only upon written notice mailed between 30 and 60 days prior to the redemption date.

     If we plan to redeem the debt securities, then before the redemption occurs we are not required to:

     - issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

     - after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except, if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

     We may issue debt securities as "original issue discount securities," which bear either no interest or interest at a rate which at the time of issuance is below market rates. Such securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

     The indenture provides that, without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

     - to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indentures; and

     - to add any additional defaults of events of defaults.

     In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under some circumstances and to the extent provided for by the terms of such debt securities.

     The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction or otherwise.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for registration of transfer or exchange for other debt securities of the same series at the corporate trust office of the trustee.

     No service charge will be made for any registration of transfer or exchange of the debt securities except to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

PAYMENT AND PLACE OF PAYMENT

     We will pay principal of, and premium, if any, and interest on the debt securities at the corporate trust office of the trustee. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses or by wire transfer or other method acceptable to such holders.

EVENTS OF DEFAULT

     The following are "events of default" under the indenture with respect to any series of debt securities:

     - default in the payment of any principal or premium when due;

     - default in the payment of any interest when due, which continues for 30 days;

     - default in the deposit of any sinking fund payment when due, which continues for 30 days;

     - default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 90 days after written notice by the trustee or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

     - specified events of bankruptcy, insolvency or reorganization; and

     - any other event of default provided with respect to debt securities of that series.

     If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of at least a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

     The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

     - in the payment of the principal of, and premium, if any, and interest on any debt securities of that series; or

     - in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

     The holders of at least a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

     A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

     - that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

     - the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

     - the trustee shall have failed to institute the proceeding within 60 days; and

     - the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

     However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

     We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

MODIFICATION AND WAIVER

     The indenture may be modified and amended by us and the trustee through a supplemental indenture, with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

     - change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

     - reduce the principal amount of or the rate of interest on any debt security or any premium payable upon the redemption of any debt security;

     - reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

     - change the place or currency of payment of principal of, or any premium or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment with respect to any debt security;

     - reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

     - reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

     Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments to the indenture without the consent of any holders of the debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate or merge with or into any other corporation or other organization, and we may convey, transfer or lease all or substantially all of our assets to any individual or organization, provided that:

     - the successor or transferee, if other than us, is a corporation or other organization organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia or is a corporation or other organization organized under the laws of a foreign jurisdiction and the successor or transferee consents to the jurisdiction of the courts of the United States or any state thereof;

     - the successor or transferee expressly assumes our obligations under the indenture; and

     - neither we nor any successor corporation or other organization is, immediately after any consolidation or merger, in default under the indenture.

REGARDING THE TRUSTEE

     Bank One, N.A. is the trustee under the indenture. We maintain banking relationships with the trustee and affiliates of the trustee in the ordinary course of business.

DEFEASANCE

     Unless otherwise provided in the prospectus supplement for such series of debt securities, we may cause ourself (subject to the terms of the indenture) to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on or after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

     Under current U.S. Federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the U.S. Federal income tax law.

GOVERNING LAW

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                               GLOBAL SECURITIES

     We may issue the debt securities in whole or in part in the form of one or more fully registered global securities, each a "global security" that will be deposited with, or on behalf of, a depositary. Unless otherwise indicated in the prospectus supplement, the depositary will be The Depositary Trust Company, or "DTC," and the debt securities will be registered in the name of Cede & Co. or another nominee of DTC.

     The specific terms of the depositary arrangement with respect to any debt securities will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

     So long as the depositary or its nominee is the holder of a global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security representing debt securities:

     - will not be entitled to have the debt securities registered in their names;

     - will not receive or be entitled to receive physical delivery of the debt securities in certificated form; and

     - will not be considered the owners or holders of the debt securities under the indenture.

     Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if that person is not a participant in the depositary, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary will authorize the participants holding the relevant beneficial interest to give or take that action, and the participants will authorize beneficial owners owning through them to give or take (or direct the participants to give or take) that action.

     Payments of principal of, and premium, if any, and interest on debt securities represented by a global security will be made to the depositary or its nominee as the registered holder of the global security representing the debt securities. Neither we, the trustee for the debt securities, any paying agent for the debt securities nor the securities registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Global debt securities may be exchanged for certificated debt securities only if:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for the global debt security or has ceased to be a clearing agency registered under the Securities Exchange Act at a time when such depositary is requested to be so registered in order to act as depositary;

     - there shall have occurred and be continuing an event of default with respect to the debt securities represented by the global debt security; or

     - we decide, in our sole discretion, that the global debt security shall be exchangeable.

     Unless and until it is exchanged in whole or in part for debt securities in certificated form for any of the reasons above, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of such successor.

BOOK-ENTRY ISSUANCE

     DTC has advised us that:

     - DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

     - DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

     - Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (a "beneficial owner") is in turn recorded on the direct and indirect participants' records. DTC will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a book-entry debt security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     - Beneficial owners will not receive written confirmation from DTC of their purchases. Instead, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the debt securities. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in limited cases such as if use of the book-entry system for the debt securities is discontinued.

     - DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     - Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, and the voting rights of direct participants, indirect participants and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     - Redemption notices will be sent to Cede & Co. (or other DTC nominee) as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

     - Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. (or other DTC nominee) will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the trustee as soon as possible after the record date. An omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, who are identified in a listing attached to the omnibus proxy.

     - Redemption proceeds and distribution payments on the debt securities will be made by us or the trustee to Cede & Co. (or other DTC nominee) as registered holder of the debt securities. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of participants and not of DTC, the trustee or us, subject to any applicable statutory or regulatory requirements. Payment of redemption proceeds and distributions to DTC is the responsibility of us or the trustee, and disbursements of those payments to the beneficial owners is the responsibility of direct and indirect participants.

     - DTC may discontinue providing its services as securities depositary with respect to any of the debt securities at any time by giving reasonable notice to the trustee and us. Under these circumstances, in the event that a successor securities depositary is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, definitive certificates for such debt securities will be printed and delivered.

     Neither we nor the trustee has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     We may sell securities:

     - to the public through one or more underwriters or dealers;

     - through one or more agents; or

     - directly to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;

     - at prices related to those prevailing market prices; or

     - at negotiated prices.

     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

     The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

     - the name or names of any underwriters, dealers or agents;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the underwriters or agents;

     - all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - any exchanges on which the securities will be listed.

     We may agree to enter into an agreement to indemnify the agents, dealers and underwriters against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents, dealers or underwriters may be required to make.

     Underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

     The debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the Nasdaq National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

                             VALIDITY OF SECURITIES

     The validity of the debt securities will be passed upon for us by Ropes & Gray, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements of The Gillette Company as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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                                  $500,000,000

                                [GILLETTE LOGO]

                             GILLETTE CORENOTES(SM)

                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                              MERRILL LYNCH & CO.

                                AUGUST 23, 2002

"CoreNotes(SM)" is a service mark of Merrill Lynch & Co., Inc.
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